As filed with the U.S. Securities and Exchange Commission on October 12, 2022.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Schmitt Industries, Inc.

(Exact name of registrant as specified in its charter)

Oregon	3823	93-1151989
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street

Portland, Oregon 97210

(503) 227-7908

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Zapata

President and Chief Executive Officer

Schmitt Industries, Inc.

2765 N.W. Nicolai Street

Portland, Oregon 97210

(503) 227-7908

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A. Schlesinger, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, NY 10019

Telephone: (212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 12, 2022

SCHMITT INDUSTRIES, INC.

[●] Common Stock

We are distributing to holders of our common stock, no par value per share, or common stock, at no charge, non-transferable subscription rights to purchase up to an aggregate of approximately [●] common stock. We refer to the offering that is the subject of this prospectus as the Rights Offering.

In the Rights Offering, you will receive [●] subscription rights for each common stock held by you at 5:00 PM Eastern Time, on, [●], 2022, the record date of the Rights Offering. Subscription rights will not be tradable.

Subscription rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of subscription rights that are distributed to you on the record date is not a whole number, the common stock issuable upon exercise of the subscription rights will be rounded down to the nearest whole share for purposes of determining the number of our common stock for which you may subscribe. Each whole subscription right will entitle you to purchase one common stock at a subscription price per share of $[●]. Each subscription right consists of a basic subscription right and an over-subscription privilege. The basic subscription rights will be distributed in proportion to shareholders’ holdings on the record date. If you exercise your basic subscription rights in full, and other shareholders do not, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed shares at the subscription price, subject to proration. In addition, shareholders are entitled to receive a 10% discount on the Subscription Price if they purchase at least $[●] of our common stock in the Rights Offering, which effectively reduces such shareholder’s per share price from $[●] to $[●] per share.

The subscription rights will expire if they are not exercised by 5:00 PM Eastern Time, on, [●] 2022. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of subscription rights are irrevocable.

There is no minimum amount of proceeds necessary in order for us to close the Rights Offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

This Rights Offering is being made directly by us. We are not using an underwriter or selling agent. Equity Stock Transfer LLC, or Equity Stock Transfer, will serve as the Subscription Agent and the Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank, or other nominee. For a more detailed discussion, see “The Rights Offering – The Subscription Rights” beginning on page 25.

Our board of directors, or the Board, reserves the right to terminate the Rights Offering for any reason any time before the completion of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or penalty.

We are also negotiating and expect to enter in backstop purchase agreement or similar agreement with respect to the purchase of any common stock not subscribed for through the basic subscription privilege or the over-subscription privilege with Activist Investing LLC, a significant shareholder. However, there can be no certainty that any or all of the common stock will be purchased pursuant to the Rights Offering or under the backstop agreement and there is no minimum purchase requirement as a condition to accepting subscriptions. The backstop investor will not receive any fee in connection with the backstop commitment. See “Risk Factors” beginning on page 15.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “SMIT.” On October 11, 2022, last reported sale price of our common stock on Nasdaq was $1.96 per share.

	Per Share	Total(1)
Subscription Price	[●]	[●]
Proceeds to us, before expenses	[●]	[●]

(1)	Assumes the Rights Offering is fully subscribed, including the full exercise of all over-subscription privileges.

The Board is making no recommendations regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration date. You may not revoke or revise any exercises of subscription rights once made, unless we terminate the Rights Offering.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2022

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ABOUT THIS PROSPECTUS

You should read this prospectus, the documents incorporated by reference into this prospectus, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Incorporation of Certain Information by Reference” beginning on page 44 and “Where You Can Find More Information” beginning on page 45. These documents contain important information that you should consider when making your investment decision.

We are only responsible for the information contained in, or incorporated by reference into, this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The information in this prospectus, in any prospectus supplement or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in, or incorporated by reference into, this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, see “Risk Factors” beginning on page 15. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 20.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Schmitt,” “the Company,” “we,” “us,” “our” and similar references refer to Schmitt Industries, Inc. and its subsidiaries.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the shares offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are making the Rights Offering to raise funds primarily to support our working capital needs and fund our operations and to a lesser degree for product development activities. The Rights Offering provides our existing shareholders the opportunity to participate in our capital-raising efforts in a manner that allows them to maintain, and possibly increase, their proportional ownership interest in us.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock, non-transferable subscription rights, or the Subscription Rights, to purchase up to approximately [●] common stock at a price per share of $[●], or the Subscription Price. The Subscription Rights will not be tradable. You will receive [●] Subscription Rights for each common stock that you owned as of 5:00 PM Eastern Time, on, [●], 2022, or the Record Date. Each whole Subscription Right entitles the record holder to a basic subscription right, or the Basic Subscription Right, and an over-subscription privilege, or the Over-Subscription Privilege, as further discussed below. In addition, shareholders are entitled to receive a 10% discount on the Subscription Price if they purchase at least $[●] of our common stock in the Rights Offering, which effectively reduces such shareholder’s per share price from $[●] to $[●] per share. Subscription Rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of common stock for which you may subscribe. There is no minimum amount of proceeds necessary in order for us to close the Rights Offering.

Who may participate in the Rights Offering?

Only shareholders of our Company as of 5:00 PM Eastern Time, on the Record Date of [●], 2022 may participate in the Rights Offering.

What are the Basic Subscription Rights?

For each whole common stock you own as of the Record Date, you will receive [●] Basic Subscription Rights. Subscription Rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of common stock for which you may subscribe. Therefore, shareholders holding at least [●] common stock as of the Record Date will be eligible to participate in the Rights Offering. Each whole subscription right will entitle you to purchase one share of common stock at the Subscription Price per share of $[●]. In addition, shareholders are entitled to receive a 10% discount on the Subscription Price if they purchase at least $[●] of our common stock in the Rights Offering, which effectively reduces such shareholder’s per share price from $[●] to $[●] per share.

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For example, if you owned 1,000 common stock of the Company as of the Record Date, you will receive [●] Subscription Rights and will have the right to purchase [●] common stock of the Company for a total purchase price of [●] or [●], if you purchase at least $[●] of our common stock in the Rights Offering. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights at all.

If you are a record holder, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Subscription Rights Statement. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Subscription Rights Statement. Instead, DTC will issue [●] Subscription Rights to your nominee record holder for each common stock of the Company that you own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any shares that the other record holders do not purchase through the exercise of their Basic Subscription Rights. You should indicate on your Subscription Rights Statement, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares, if any, you would like to purchase pursuant to your Over-Subscription Privilege.

If sufficient shares are available, we will seek to honor your Over-Subscription Privilege request in full. If Over-Subscription Privilege requests exceed the number of shares available, however, we will allocate the available shares pro-rata among the record holders exercising their Over-Subscription Privilege in proportion to the number of common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of shares than the number for which the record holder subscribed pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of shares for which the record holder oversubscribed, and the remaining shares will be allocated among all other record holders exercising their Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. See “The Rights Offering – Limitation on the Purchase of Shares” beginning on page 26 for a description of certain limitations on purchase.

To properly exercise your Over-Subscription Privilege, you must deliver to the Subscription Agent your completed Subscription Rights Statement and the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. See “The Rights Offering – The Subscription Rights – Over-Subscription Privilege” beginning on page 25. To the extent you properly exercise your Over-Subscription Privilege for a number of shares that exceeds the number of unsubscribed shares available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty.

Equity Stock Transfer LLC, our Subscription Agent for the Rights Offering, will determine the Over-Subscription allocation based on the formula described above.

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What is the Additional Shareholder Discount?

In addition to the Basic Subscription Rights and the Over-Subscription Privilege, shareholders are entitled to receive a 10% discount on the Subscription Price if they purchase at least $[●] of our common stock in the Rights Offering, which effectively reduces such shareholder’s per share price from $[●] to $[●] per share.

What effect will the Rights Offering have on our outstanding common stock?

On October 11, 2022, 3,872,134 of our common stock were outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed, approximately [●] common stock will be issued and outstanding. The exact number of shares of common stock that we will issue in this Rights Offering will depend on the number of shares that are subscribed for in the Rights Offering.

What is the Backstop Commitment?

We are also negotiating and expect to enter in backstop purchase agreement or similar agreement with respect to the purchase of any common stock not subscribed for through the basic subscription privilege or the over-subscription privilege with Activist Investing LLC, a significant shareholder. However, there can be no certainty that any or all of the common stock will be purchased pursuant to the Rights Offering or under the backstop agreement and there is no minimum purchase requirement as a condition to accepting subscriptions.

How was the Subscription Price determined?

We are making the Rights Offering to raise funds primarily to support our working capital needs and fund our operations and to a lesser degree for product development activities. When determining the Subscription Price, our Board considered, among other things, the need to raise additional funds to finance our business activity, the price of the Company’s shares on the Nasdaq, the limited availability of financial resources to us.

As the Rights Offering is available only to our shareholders as of the Record Date, the Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of the Company or our common stock. We cannot assure you that the market price of our common stock will not decline during or after the Rights Offering. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

Will fractional shares be issued upon exercise of Subscription Rights?

No. We will not issue fractional shares upon exercise of Subscription Rights or cash in lieu of fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the number of common stock of the Company issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of common stock for which you may subscribe.

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Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of common stock of the Company you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full, your proportionate ownership interest in the Company will decrease, assuming other shareholders decide to exercise their Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege. If you purchase less than $[●] of our common stock in the Rights Offering, you will not be entitled to receive the discount of 10% on the Subscription Price.

How soon must I act to exercise my Subscription Rights?

If you received a Subscription Rights Statement and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your properly completed and signed Subscription Rights Statement and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, including final clearance of any uncertified check, before the Rights Offering expires on [●], 2022, at 5:00 PM Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the shareholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, a Subscription Rights Statement may be completed only by the shareholder who receives the statement. The Subscription Rights will not be listed for trading on any stock exchange or market.

Will our directors, executive officers and significant shareholders participate in the Rights Offering?

To the extent they hold shares of common stock of the Company as of the Record Date, our directors, executive officers and significant shareholders will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Subscription Rights holders. There can be no guarantee that any such holders will participate.

Has the Board made a recommendation to shareholders regarding the Rights Offering?

No. Our Board is not making a recommendation regarding your exercise of the Subscription Rights. Shareholders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which common stock of the Company will trade after the Rights Offering. On October 11, 2022, the closing price of our common stock on the Nasdaq was $[●] per share. The market price for our common stock may be above the Subscription Price or may be below the Subscription Price. If you exercise your Subscription Rights, you may not be able to sell the underlying common stock of the Company in the future at the same price or a higher price. You should make your decision whether to exercise your Subscription Rights based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in this prospectus. See “Risk Factors” beginning on page 15 for discussion of some of the risks involved in investing in our securities.

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How do I exercise my Subscription Rights?

If you are a shareholder of record (meaning you hold your common stock in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Subscription Rights Statement, together with payment of the Subscription Price for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 PM Eastern Time, on [●], 2022.

If you cannot deliver your Subscription Rights Statement to the Subscription Agent before the expiration of the Rights Offering, you may use the procedures for guaranteed delivery as described in this prospectus under “The Rights Offering – Guaranteed Delivery Procedures” beginning on page 28 of this prospectus.

If you are exercising your Subscription Rights through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents, Notice of Guaranteed Delivery (if applicable) and payment for the shares subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your common stock in the name of a broker, dealer, bank, or other nominee, then your broker, dealer, bank, or other nominee is the record holder of the shares you own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase shares, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of shares you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

•	Cashier’s check drawn on a U.S. bank; or
•	Wire transfer.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new common stock of the Company?

The Subscription Agent will arrange for the issuance of our common stock as soon as practicable after the expiration of the Rights Offering, payment for the shares subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. All shares that you purchase in the Rights Offering will be issued in book-entry or uncertificated form, meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering.

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After I send in my payment and Subscription Rights Statement to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, unless the Rights Offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

How much will the Company receive from the Rights Offering?

Assuming that all shares are sold in the Rights Offering, including the exercise of all Over-Subscription Privileges, we estimate that the net proceeds from the Rights Offering will be approximately $[●] million, based on a Subscription Price of $[●] per share and after deducting other expenses payable by us.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of additional common stock, and you should consider this investment as carefully as you would consider any other investment. We cannot assure you that the market price of our common stock will exceed the Subscription Price, nor can we assure you that the market price of our common stock will not further decline during or after the Rights Offering. We also cannot assure you that you will be able to sell our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. In addition, you should carefully consider the risks described herein. See “Risk Factors” beginning on page 15 for discussion of some of the risks involved in investing in our securities.

Can the Board terminate or extend the Rights Offering?

Yes. Our Board may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify shareholders if the Rights Offering is terminated or extended by issuing a press release.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned as soon as practicable after the termination or expiration of the Rights Offering, without interest or penalty. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

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What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your broker, dealer, bank, or other nominee may charge you.

What if I do not exercise my Subscription Rights?

If you do not exercise your Subscription Rights before the Expiration Date, your Subscription Rights will automatically terminate. By not exercising your Subscription Rights in the Rights Offering, you will experience dilution in your proportionate interest in the Company if other shareholders of the Company exercise their Subscription Rights. In addition, as a result of the potential backstop commitment, if shareholders do not exercise their Subscription Rights, the potential backstop investor’s percentage of ownership of our common stock will increase.

What are the U.S. federal income tax consequences of receiving or exercising my Subscription Rights?

A U.S. holder of common stock likely will not recognize any income, gain or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights. However, no tax ruling from the Internal Revenue Service will be sought for the rights offering. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences” beginning on page 34.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank, or other nominee, then you should send your subscription documents, Notice of Guaranteed Delivery (if applicable) and subscription payment to that broker, dealer, bank, or other nominee. If you are the record holder, then you should send your Subscription Rights Statement, Notice of Guaranteed Delivery (if applicable) and payment of your Subscription Price to the Subscription Agent hand delivery, first class mail or courier service to:

By Overnight Courier:

Equity Stock Transfer LLC
Attn: Shareholder Services
237 West 37the St., Suite 602
New York, NY 10018

By U.S. Postal Service (USPS):

Equity Stock Transfer LLC
Attn: Shareholder Services
237 West 37the St., Suite 602
New York, NY 10018

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Subscription Rights Statement, Notice of Guaranteed Delivery (if applicable) and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent before the expiration of the Rights Offering at 5:00 PM Eastern Time, on [●], 2022.

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Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Equity Stock Transfer, at:

([●])[●] (Toll free).
([●])[●] (International).

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this Rights Offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this Rights Offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including risk factors, see “Risk Factors” beginning on page 15, and our most recent consolidated financial statements and related notes.

About Schmitt Industries, Inc.

The Company is a holding company owning subsidiaries engaged in diverse business activities. We continually assess strategic opportunities to improve shareholder value. The Company’s operating businesses include propane tank monitoring solutions, precision measurement solutions and ice cream production and distribution.

We report in two business segments, the Ice Cream Segment and the Measurement Segment.

•	Ice Cream Segment. Through our wholly owned subsidiary, Ample Hills Acquisition, LLC (“Ample Hills”), the Ice Cream Segment manufactures, wholesales, and retails ice cream and related products through a network of 15 individual retail locations located in New York, New Jersey and California.

•	Measurement Segment. Through our wholly owned subsidiary Schmitt Measurement Systems, Inc., the Measurement Segment manufactures and sells products in two core product lines, Acuity® and Xact®.
o	Acuity® sells products, solutions and services that includes laser and white light sensor distance, measurement and dimensional sizing products.

o	Xact® product line includes ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment. The Xact products measure the fill levels of tanks holding propane, diesel and other tank-based liquids and the related monitoring services, which includes transmission of fill data from the tanks via satellite to a secure website for display.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Company Information

The Company was originally incorporated under the laws of British Columbia, Canada on January 11, 1984, and the name of the Company was changed to Schmitt Industries, Inc. effective April 1987. In 1995, the Company reincorporated under the laws of the State of Oregon and moved its corporate office to Portland, Oregon. Our common stock was traded on the Vancouver Stock Exchange from April 1987 to February 1995 when we voluntarily delisted from the exchange. Since January 1995, our common stock has been traded on the Nasdaq, first under the symbol “SMITF” through February 1996 and since then under the symbol “SMIT.”

10

The Company expanded into the food services market on July 9, 2020 by acquiring essentially all the assets of Ample Hills Creamery, a debtor-in-possession under Title 11 of the United States Bankruptcy Code in an arms’ length transaction. On July 9, 2020, Ample Hills entered into an Asset Purchase Agreement, or the Agreement, dated as of June 29, 2020, with Ample Hills Holdings, Inc., a Delaware corporation, Ample Hills Creamery, Inc., a New York corporation, and their subsidiaries (collectively, the “Ample Hills Entities”). The transactions contemplated by the Agreement, or the Transactions, closed on July 9, 2020, the day after a sale order approving the Transactions was entered by the Bankruptcy Court (defined below). The Ample Hills Entities were debtors-in-possession under title 11 of the United States Code, 11 U.S.C. § 101 et seq. pursuant to voluntary petitions for relief filed under Chapter 11 of the Bankruptcy Code on March 15, 2020 in the United States Bankruptcy Court for the Eastern District of New York, or the Bankruptcy Court. The Transactions were conducted through a Bankruptcy Court-supervised process, subject to Bankruptcy Court-approved bidding procedures, approval of the Transactions by the Bankruptcy Court, and the satisfaction of certain closing conditions.

Our principal executive offices are located at 2765 NW Nicolai St., Portland, Oregon 97210, and our telephone number at that location is (503) 227-7908. Our internet address is www.schmitt-ind.com. Except for the documents incorporated by reference in this prospectus, the information contained on our website is not part of this prospectus and should not be relied upon in connection with making an investment decision.

The Rights Offering

Securities to be offered:

We are distributing, at no charge, to holders of our common stock on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks, or other nominees, on your behalf, as a beneficial owner of such shares, non-transferrable Subscription Rights to purchase up to an aggregate of approximately [●] common stock.

Subscription Price:

$[●] per share. Shareholders are entitled to receive a 10% discount on the Subscription Price if they purchase at least $[●] of our common stock in the Rights Offering, which effectively reduces such shareholder’s per share price from $[●] to $[●] per share.

Record Date:	[●], 2022
Subscription Right:

Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege. You are under no obligation to exercise your rights to subscribe for any shares in the Rights Offering. If you choose not to participate in the Rights Offering, you do not have to take any special action to decline to participate.

Basic Subscription Rights:

Each whole Basic Subscription Right will entitle you to purchase one common stock at the Subscription Price. Subscription Rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of our common stock for which you may subscribe.

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Over-Subscription Privilege:

If you exercise your Basic Subscription Rights in full, you may also choose to purchase a portion of any shares that are not purchased by our other shareholders through the exercise of their Basic Subscription Rights, subject to a proration described elsewhere.

Expiration Date:	The Subscription Rights will expire at 5:00 PM Eastern Time, on [●], 2022. We reserve the right to extend the Expiration Date in our sole discretion.
Procedure for exercising subscription Rights:

To exercise your Subscription Rights, you must take the following steps:

If you are a record holder of our common stock, you must deliver payment and a properly completed and signed Subscription Rights Statement to the Subscription Agent to be received before 5:00 PM Eastern Time, on [●], 2022. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using certified mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 PM Eastern Time, on [●], 2022.

Delivery of shares:

As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the common stock purchased pursuant to the Rights Offering. All shares that are purchased in the Rights Offering will be issued in book-entry or uncertificated form, meaning that you will receive a direct registration account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

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Non-transferability of Subscription Rights:	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.
No board recommendation:

Our Board is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and the Rights Offering. See “Risk Factors” beginning on page 15 for a discussion of some of the risks involved in the Right Offering and investing in our securities.

No revocation:	All exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.
The Backstop Commitment

We are also negotiating and expect to enter in backstop purchase agreement or similar agreement with respect to the purchase of any common stock not subscribed for through the basic subscription privilege or the over-subscription privilege with Activist Investing LLC, a significant shareholder. However, there can be no certainty that any or all of the common stock will be purchased pursuant to the Rights Offering or under the backstop agreement and there is no minimum purchase requirement as a condition to accepting subscriptions. The backstop investor will not receive any fee in connection with the backstop commitment.

Use of proceeds:	We intend to use the net proceeds from this Rights Offering primarily to support our working capital needs and fund our operations and to a lesser degree for product development activities.

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Material U.S. federal income tax consequences:

A U.S. holder of common stock likely will not recognize any income, gain or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights; however, no tax ruling from the Internal Revenue Service has been or will be sought for the Rights Offering. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences” beginning on page 34.

Extension and termination:

Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion. Our Board may also choose to terminate the Rights Offering at any time, for any reason, before the completion of the Rights Offering.

Subscription Agent:	Equity Stock Transfer LLC
Questions:	If you have other questions or need assistance, please contact the Information Agent, Equity Stock Transfer LLC, at ([●])[●] (toll free) or ([●])[●] (international).
Market for Common Stock:	Our common stock are traded on the Nasdaq, under the symbol “SMIT.”
Risk factors:

Before you exercise your Subscription Rights to purchase shares, you should be aware that there are risks associated with your investment, and you should carefully read and consider risks described herein, see “Risk Factors” beginning on page 15, together with all of the other information included and incorporated by reference in this prospectus.

Important dates to remember:

Set forth below are certain important dates for this offering, which are generally subject to extension:

Record Date: [●], 2022

Expiration Date: [●], 2022

Deadline for Delivery of Subscription Rights Statements and Payment for Shares: [●], 2022

Anticipated Delivery of Shares Purchased in Rights Offering: [●], 2022

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RISK FACTORS

Investing in our common stock involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 1A. Risk Factors” in our most recently filed annual report on Form 10-K, which is incorporated by reference in this prospectus and in any other documents we may file in the future and that will be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to this Rights Offering and the Ownership of the Common Stock

This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price represents a [●]% discount to the closing sale price of our common stock, as reported by the Nasdaq, of $[●] per share on [●], 2022. The Subscription Price, together with the number of the common stock we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. If that occurs, you may have committed to buy common stock in the Rights Offering at a price greater than the prevailing market price. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights choose to sell some or all of the shares underlying the Subscription Rights, the resulting sales could depress the market price of our common stock. Following the exercise of your Subscription Rights you may not be able to sell your common stock at a price equal to or greater than the Subscription Price.

Your interest in the Company may be diluted as a result of this Rights Offering or due to other transactions.

Shareholders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in the Company than would otherwise be the case had they fully exercised their Basic Subscription Right and Over-Subscription Privilege. On October 11, 2022, we had 3,872,134 common stock outstanding. Additionally, as of October 11, 2022, we had 32,833 common stock underlying outstanding options and restricted stock units. The conversion or exercise of all or a portion of these options or restricted stock units would result in additional dilution to your ownership interest. If we do not increase our revenue or reduce our expenses, we may need to raise additional capital, which may result in further dilution to our shareholders. We may also consider other options from time to time in order to improve our capital structure, including pursuing strategic alternatives.

As a result of a potential backstop commitment, if the Rights Offering is completed, the beneficial ownership of a backstop purchaser could increase if other Subscription Rights are not exercised. This concentration of ownership of our common stock could delay or prevent mergers, tender offers or other purchases of our common stock that might otherwise give our shareholders the opportunity to realize a premium over the then-prevailing market price for our common stock. This concentration of ownership may also adversely affect our share price.

Because the Subscription Price is substantially higher than the net tangible book value per common stock, you may suffer substantial dilution in the net tangible book value of our common stock you purchase in the Rights Offering. If you purchase shares in the Rights Offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” beginning on page 23 for a more detailed discussion of the dilution which may incur in connection with the Rights Offering.

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Completion of the Rights Offering is not subject to us raising a minimum offering amount and we will still need additional funding to carry out our proposed operating activities after the Rights Offering.

We are negotiating and expect to enter in backstop purchase agreement or similar agreement with respect to the purchase of any common stock not subscribed for through the basic subscription privilege or the over-subscription privilege with Activist Investing LLC, a significant shareholder. However, there can be no certainty that any or all of the common stock will be purchased pursuant to the Rights Offering or under the backstop agreement and there is no minimum purchase requirement as a condition to accepting subscriptions. Accordingly, completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, the net proceeds from the Rights Offering may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that likely will continue to require capital.

Because the exercise of your Subscription Rights is not revocable, you could be committed to buying our common stock above the prevailing market price.

Once you exercise your Subscription Rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. The market price of our common stock may decline prior to the expiration of the Rights Offering or a Subscribing Rights holder may not be able to sell our common stock purchased in this offering at a price equal to or greater than the Subscription Price. Until our common stock are delivered upon expiration of the Rights Offering, you will not be able to sell or transfer the common stock that you purchase in the Rights Offering. Any such delivery will occur as soon as practicable after the Rights Offering has expired, payment for the common stock has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected.

If we terminate this Rights Offering for any reason, we will have no obligation other than to return subscription payments as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate, in whole or in part, the Rights Offering at any time prior to the Expiration Date. If this Rights Offering is cancelled or terminated, in whole or in part, we will have no obligation with respect to Subscription Rights that have been exercised except to return as soon as practicable, without interest, the subscription payments deposited with the Subscription Agent. If we terminate this Rights Offering and you have not exercised any Subscription Rights, such Subscription Rights will expire.

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The price of our common stock may be volatile.

The trading price of our common stock may fluctuate significantly. The price of our common stock that will prevail in the market after this Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	The terms of any potential future transaction(s) related to debt financing, debt restructuring or capital raising;
•	Developments in our relationships with employees, suppliers, distributors, sales representatives and customers;
•	Acquisitions or divestitures;
•	Litigation and government proceedings;
•	Adverse legislation, including changes in governmental regulation;
•	Additions or departures of key personnel;
•	Sales of our equity securities by our significant shareholders or management or sales of additional equity securities by our company;
•	Changes in securities analysts’ recommendations;
•	Short selling;
•	Economic and other external factors; and
•	General market conditions.

Additionally, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations, such as those caused by the COVID-19 pandemic, may cause declines in the trading price and market value of our common stock.

The Subscription Price determined for this Rights Offering may not be an indication of the fair value of our common stock.

In determining the Subscription Price, our Board considered a number of factors, including, but not limited to, our need for additional capital and liquidity and the cost of capital from other sources. The Subscription Price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the Subscription Price as an indication of the fair value of our common stock. After the date of this prospectus, our common stock may trade at prices above or below the Subscription Price.

You will not have any rights in the common stock that you purchase until you actually receive such common stock.

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You will not have any rights in the shares that you purchase in the Rights Offering until such common stock are actually issued and received by you. We intend to issue the shares as soon as reasonably practicable after the expiration of the Rights Offering. However, there may be a delay between the Expiration Date of the Rights Offering and the date the common stock are actually issued and delivered to you. You may not be able to resell the shares that you purchase in the Rights Offering until you, or your broker, custodian bank or other nominee, if applicable, have actually received those shares.

If you do not act on a timely basis and follow the subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase our common stock in this Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 PM Eastern Time, on the Expiration Date, unless extended. If you are a beneficial owner of our common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this Rights Offering that you beneficially own prior to 5:00 PM Eastern Time, on the Expiration Date, as may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 PM Eastern Time, on the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the shares for which you over-subscribe.

Holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for an additional number of shares pursuant to the Over-Subscription Privilege. Over-Subscription Privileges will be allocated pro rata among Subscription Rights holders who over-subscribed, as described elsewhere in this prospectus. We cannot guarantee that you will receive any or the entire number of shares for which you over-subscribed. If the prorated number of shares allocated to you in connection with your Over-Subscription Privilege is less than your over-subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

The receipt of rights may be treated as a taxable distribution to you.

We believe that the distribution of subscription rights in the rights offering likely will be non-taxable under U.S. federal income tax laws. However, this position is not binding on the Internal Revenue Service or the courts, and if the rights offering were deemed to be part of a “disproportionate distribution” under U.S. income tax laws, a U.S. holder’s receipt of subscription rights in the rights offering could be taxable. Each U.S. holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of the rights offering to him, her or it. Please see the discussion under “Material U.S. Federal Income Tax Considerations” starting on page 34 below.

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The Subscription Rights are not transferable, and there is no market for the Subscription Rights.

You may not sell, transfer, assign or give away your Subscription Rights. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights to realize any potential value from your Subscription Rights.

Our management will retain broad discretion over the use of any net proceeds from the Rights Offering and utilization of the proceeds may not increase the value of the Company.

While we currently intend to use any net proceeds from the Rights Offering primarily to support our working capital needs and fund our operations and to a lesser degree for product development activities, our management will have broad discretion to allocate the proceeds from the Rights Offering as circumstances warrant. In addition, there is no assurance that utilization of the proceeds will increase the value of the Company and/or your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus and the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended May 31, 2022 and other documents incorporated by reference into this prospectus, constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and other risk factors contained in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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USE OF PROCEEDS

Assuming that all of our common stock are sold in the Rights Offering, including the full exercise of all Over-Subscription Privileges, we estimate that the net proceeds from the Rights Offering will be approximately $[●] million, based on the Subscription Price of $[●] per share after deducting estimated expenses payable by us or $[●] if all of the shares are sold at the additional discount for purchasing $[●] of common stock.

We intend to use any net proceeds from the Rights Offering primarily to support our working capital needs and fund our operations and to a lesser degree for product development activities.

Our management will have broad discretion in the application of the net proceeds from the Rights Offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

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CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2022 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance of [●] common stock in the Rights Offering, assuming the exercise of all of the subscription rights at a subscription price of $[●] per common stock with aggregate net proceeds of approximately $[●] million, after deducting our payment of estimated offering expenses.

The information presented in the table below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, which is incorporated into this prospectus by reference.

	As of May 31, 2022
	Actual	As Adjusted
	(U.S. dollars in thousands) Unaudited

Cash and cash equivalents	1,050,910	[●]
Total current assets	4,005,844	[●]
Debt	3,000,000	[●]

Shareholders’ Equity	605,205	[●]
Share Capital	12,342,757	[●]

Common stock no par value;		[●]
Authorized: 20,000,000 shares; Issued and outstanding: 4,243,775; Issued and outstanding, as adjusted: [●].	0	[●]
Additional paid-in capital	13,927,954	[●]
Treasury shares as cost: 418,051 shares as of May 31, 2022	(1,585,197)	[●]
Accumulated other comprehensive income (loss)	0	[●]
Accumulated Deficit	(11,737,552)	[●]
Total shareholders’ equity	605,205	[●]

Unless we indicate otherwise, all information in this prospectus supplement is based on 3,825,724 shares of common stock outstanding as of May 31, 2022, and excludes as of that date:

•	22,500 shares of our common stock issuable upon exercise of incentive and nonqualified stock options, and other forms of stock-based awards, with a weighted average strike price of $1.70 per share, from the Schmitt Industries, Inc. 2014 Equity Incentive Plan, or the 2014 Equity Incentive Plan; and
•	10,333 shares of common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding as of May 31, 2022.

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DILUTION

Purchasers of our common stock in the Rights Offering will experience an immediate dilution of the net tangible book value per common stock. Our net tangible book value as of May 31, 2022 was approximately $478,016, or $0.12 per common stock (based upon 3,825,724 of our common stock outstanding as of such date). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of our common stock outstanding. Dilution per share equals the difference between the amount per share paid by purchasers of common stock in the Rights Offering and the net tangible book value per common stock immediately after the Rights Offering.

Based on an offering of [●] common stock at an offering price of $[●] per share and after deducting estimated offering expenses payable by us of approximately $[●], and the application of the estimated $[●] million of net proceeds from the Rights Offering, our pro forma net tangible book value as of May 31, 2022 would have been approximately $[●] million, or $[●] per share. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $[●] per common stock and an immediate dilution to purchasers in the Rights Offering of $[●] per common stock.

The following table illustrates this per share dilution assuming a fully subscribed Rights Offering of [●] common stock at the subscription price of $[●] per share:

	Actual	As Adjusted
Subscription price	$[●]	$[●]
Net tangible book value per common stock prior to the Rights Offering	$0.12	$[●]
Increase in net tangible book value per common stock attributed to the Rights Offering	$[●]	$[●]
Pro forma net tangible book value per share after the Rights Offering	$[●]	$[●]
Dilution per share to purchasers

Unless we indicate otherwise, all information in this prospectus supplement is based on 3,825,724 shares of common stock outstanding as of May 31, 2022, and excludes as of that date:

•	22,500 shares of our common stock issuable upon exercise of incentive and nonqualified stock options, and other forms of stock-based awards, with a weighted average strike price of $1.70 per share, from the 2014 Equity Incentive Plan; and
•	10,333 shares of common stock issuable upon the vesting and settlement of RSUs outstanding as of May 31, 2022.

23

MARKET AND DIVIDEND INFORMATION FOR OUR COMMON STOCK

Market Information

Our common stock are traded on the Nasdaq under the symbol “SMIT.”

Holders of Record

As of October 11, 2022, there were 3,872,134 shares of common stock outstanding held by 70 holders of record. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose common stock may be held in trust or by other entities.

Dividends

The Company has not paid any dividends on its common stock since 1994. The Company does not currently expect to pay any cash dividends on the Company’s common stock for the foreseeable future. We currently intend to retain all available funds and any future earnings to fund operations and growth plans of the Company’s business. Any future determination to pay cash dividends will be at the discretion of our Board and will depend upon our results of operations, financial condition, capital requirements, general business conditions, and other factors that the Board deems relevant. The Company’s ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders, at no charge, non-transferable Subscription Rights to purchase up to an aggregate of approximately [●] common stock. Each whole Basic Subscription Right will entitle you to purchase one common stock from the date of issuance through its expiration at 5:00 PM Eastern Time, on [●], 2022, unless extended. Each record holder will receive Subscription Rights for each whole common stock of the Company owned by such record holder as of the Record Date. Therefore, shareholders holding at least one common stock of the Company as of the Record Date will be eligible to participate in the Rights Offering. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights

Each whole Basic Subscription Right will entitle you to purchase one common stock of the Company. For example, if you owned 1,000 common stock as of the Record Date, you will receive Subscription Rights and will have the right to purchase common stock of the Company for a total purchase price of $[●]. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights at all. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration, if applicable, we will seek to honor the Over-Subscription Privilege requests in full. If Over-Subscription Privilege requests exceed the number of shares available, however, we will allocate the available shares pro-rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro rata allocation results in any record holder receiving a greater number of shares than the number for which the record holder subscribed pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of shares for which the record holder oversubscribed, and the remaining shares will be allocated among all other record holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

The Company and Equity Stock Transfer, the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable after expiration of the Rights Offering.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for shares pursuant to the Over-Subscription Privilege if all of our shareholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares are available following the exercise of Basic Subscription Rights.

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Additional Shareholder Discount

In addition to the Basic Subscription Rights and the Over-Subscription Privilege, shareholders are entitled to receive a 10% discount on the Subscription Price if they purchase at least $[●] of our common stock in the Rights Offering, which effectively reduces such shareholder’s per share price from $[●] to $[●] per share.

Limitation on the Purchase of Shares

You may only purchase the number of whole shares purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. We will not issue fractional shares. To the extent that the number of common stock issuable upon exercise of the Subscription Rights that are distributed to you on the Record Date is not a whole number, the common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of common stock for which you may subscribe.

Accordingly, the number of shares that you may purchase in the Rights Offering is limited by the number of common stock of the Company you held on the Record Date and by the extent to which other shareholders exercise their Basic Subscription Rights and Over-Subscription Privileges, which we cannot determine prior to completion of the Rights Offering.

Subscription Price

The Subscription Price per share is $[●]. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factors prior to the expiration of this Rights Offering. In addition to the Basic Subscription Rights and the Over-Subscription Privilege, shareholders are entitled to receive a 10% discount on the Subscription Price if they purchase at least $[●] of our common stock in the Rights Offering, which effectively reduces such shareholder’s per share price from $[●] to $[●] per share.

Determination of Subscription Price

We are making the Rights Offering to raise funds primarily to support our working capital needs and fund our operations and to a lesser degree for product development activities. When determining the Subscription Price, our Board considered, among other things, the need to raise additional funds to finance our business activity, the price of the Company’s shares on the Nasdaq the limited availability of financial resources to us.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of the Company or our common stock. You should not assume or expect that, after the Rights Offering, our common stock will trade at or above the Subscription Price in any given time period. The market price of our common stock may decline during or after the Rights Offering. We cannot assure you that you will be able to sell common stock purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

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The Backstop Commitment

We are also negotiating and expect to enter in backstop purchase agreement or similar agreement with respect to the purchase of any common stock not subscribed for through the basic subscription privilege or the over-subscription privilege with Activist Investing LLC, a significant shareholder. However, there can be no certainty that any or all of the common stock will be purchased pursuant to the Rights Offering or under the backstop agreement and there is no minimum purchase requirement as a condition to accepting subscriptions. The backstop investor will not receive any fee in connection with the backstop commitment.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 PM Eastern Time, on [●], 2022, which is the expiration of the Rights Offering. We will not be required to issue shares to you if the Subscription Agent receives your Subscription Rights Statement or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 AM, Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 PM Eastern Time, on [●], 2022, which is the Expiration Date that we have established for the Rights Offering.

Rights Offering May Be Terminated at Any Time

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying shareholders and the public of the termination.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for a number of shares that exceeds the number of unsubscribed shares available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned as soon as practicable, without interest or penalty.

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Our Common Stock Outstanding after the Rights Offering

On October 11, 2022, 3,872,134 of our common stock were outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed, approximately [●] common stock of the Company will be issued and outstanding. The exact number of shares that we will issue in the Rights Offering will depend on the number of shares that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a shareholder of record, the number of shares you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Statement. You may exercise your Subscription Rights by properly completing and executing the Subscription Rights Statement and Notice of Guaranteed Delivery (if applicable) and forwarding such documents, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 PM Eastern Time, on [●], 2022.

Subscription by Beneficial Owners

If you are a beneficial owner of our common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, you will not receive a Subscription Rights Statement. Instead, we will issue Subscription Rights to such nominee record holder for each common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed shares before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of shares that you wish to purchase.

Guaranteed Delivery Procedures

If you do not have adequate time to deliver the Subscription Rights Statement evidencing your rights to the Subscription Agent prior to the expiration of the Rights Offering, you may still participate in the Rights Offering if you follow the guaranteed delivery procedures set forth below prior to the expiration of the Rights Offering:

•	Deliver your payment to the Subscription Agent covering all rights that you are exercising in accordance with the procedures set forth below;
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•	Deliver your Notice of Guaranteed Delivery to the Subscription Agent; and
•	Within two business days following the date you submitted your Notice of Guaranteed Delivery, deliver to the Subscription Agent the complete and properly signed Subscription Rights Statement.

The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as the Subscription Rights Statement at the address set forth below.

If you have any questions or comments regarding completion or delivery of the Notice of Guaranteed Delivery, please contact the Information Agent.

Payment Method

Payments must be made in full in U.S. currency by cashier’s check or by wire transfer, and payable to “Equity Stock Transfer LLC, as Subscription Agent for Schmitt Industries, Inc.” You must timely pay the full subscription payment, including payment for the Over-Subscription Privilege, for the full number of shares that you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

•	Cashier’s check, drawn on a U.S. bank payable to “Equity Stock Transfer LLC, as Subscription Agent for Schmitt Industries, Inc.”; or
•	Wire transfer of immediately available funds directly to the account maintained by Equity Stock Transfer, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

Routing number: [●]
International/Swift code: [●]
Bank: [●]
[●]
City/State/Country: [●]

Beneficiary Account Name: [●]
Account Number: [●]

For further Credit Name: SCHMITT INDUSTRIES, INC.

You should read the instruction letter accompanying the Subscription Rights Statement carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS STATEMENTS OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Subscription Rights Statement and payment of the full subscription amount.

The method of delivery of Subscription Rights Statements and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those statements and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires.

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Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Subscription Rights Statement or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the expiration of the Rights Offering.

Issuance of Common Stock

The common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the shares you purchased in the Rights Offering.

Subscription Agent

The Subscription Agent for the Rights Offering is Equity Stock Transfer. The address to which Subscription Rights Statements and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires. Do not send or deliver these materials to us.

By Hand or Overnight Courier:

Equity Stock Transfer LLC
Attn: Shareholder Services
237 West 37the St., Suite 602
New York, NY 10018

By Mail:

Equity Stock Transfer LLC
Attn: Shareholder Services
237 West 37the St., Suite 602
New York, NY 10018

If you deliver the Subscription Rights Statements in a manner different than that described in this prospectus, they may not be received and, if received, we may not honor the exercise of your Subscription Rights.

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Questions

You should direct any questions or requests for assistance concerning the method of subscribing for the common stock of the Company or for additional copies of this prospectus to the Information Agent, Equity Stock Transfer, at:

([●])[●] (toll free)
([●])[●] (international)

No Fractional Shares

We will not issue fractional common stock in the Rights Offering. Rights holders will only be entitled to purchase a whole number of our common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned as soon as practicable after expiration of the Rights Offering, without interest or penalty.

Notice to Brokers and Nominees

If you are a broker, dealer, bank, or other nominee holder that holds common stock of the Company for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Subscription Rights Statement and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Subscription Rights Statement and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Shareholder Rights

You will have no rights as a holder of the common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the common stock purchased in the Rights Offering.

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Compliance with Law

We are not making this Rights Offering in any country, state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any of our common stock from Subscription Rights holders who are residents of those countries, states or other jurisdictions or who are otherwise prohibited by applicable laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of this Rights Offering in those jurisdictions, or change the terms of this Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those jurisdictions. We may decline to make modifications to the terms of this Rights Offering requested by those jurisdictions, in which case, if you are a resident of such jurisdictions, or if you are otherwise prohibited by applicable laws or regulations from accepting or exercising the Subscription Rights, you will not be eligible to participate in this Rights Offering.

No Revocation or Change

Once you submit the Subscription Rights Statement or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase our common stock at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we intend to take the position that holders of our common stock should not recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences” beginning on page 34.

No Recommendation to Rights Holders

Our Board is not making a recommendation regarding your exercise of the Subscription Rights. Shareholders who exercise Subscription Rights risk investment loss on money invested. We cannot assure you that the market price of our common stock will reach or exceed the Subscription Price, and even if it does so, that it will not decline during or after the Rights Offering. We also cannot assure you that you will be able to sell our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. See “Risk Factors” beginning on page 15 for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights may not be sold, transferred, assigned, or given away to anyone, and will not be listed for trading on any stock exchange or market.

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Important

Please follow the directions regarding delivery of Subscription Rights Statements and payments described above. Do not send Subscription Rights Statements directly to us. You are responsible for choosing the payment and delivery method for your Subscription Rights Statement and you bear the risks associated with such delivery. If you choose to deliver your Subscription Rights Statement and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the Expiration Date.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences of the receipt, ownership, exercise, and expiration of subscription rights distributed to U.S. Holders (as defined below) pursuant to the Rights Offering. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the final, temporary and proposed U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change (possibly with retroactive effect) or different interpretations. For purposes of this summary, a U.S. Holder will be deemed to refer only to any of the following holders of our common stock:

•	an individual who is either a U.S. citizen or a resident of the United States for U.S. federal income tax purposes;
•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of the source of its income; and
•	a trust, if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary does not consider all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders by reason of their particular circumstances, including potential application of the U.S. federal alternative minimum tax, any aspect of state, local or non-U.S. federal tax laws or U.S. federal tax laws other than U.S. federal income tax laws. In addition, this summary is directed only to U.S. Holders who hold our common stock as “capital assets” within the meaning of Section 1221 of the Code and does not address the considerations that may be applicable to particular classes of U.S. Holders, including financial institutions, regulated investment companies, real estate investment trusts, pension funds, insurance companies, broker-dealers, tax-exempt organizations, grantor trusts, partnerships or other pass-through entities and partners or other equity owners in such partnerships or pass-through entities, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who have elected mark-to-market accounting, U.S. Holders who acquired our common stock through the exercise of options or otherwise as compensation, U.S. Holders who hold our common stock as part of a “straddle,” “hedge” or “conversion transaction,” U.S. Holders selling our common stock short, U.S. Holders deemed to have sold our common stock in a “constructive sale,” and U.S. Holders, directly, indirectly or through attribution, of 10% or more (by vote or value) of our outstanding common stock.

Each U.S. Holder should consult with his, her or its own tax advisor as to the particular tax consequences to him, her or it of the receipt, ownership, exercise, sale and expiration of subscription rights, including the effects of applicable tax treaties, state, local, foreign or other tax laws and possible changes in the tax laws.

Issuance of Subscription Rights

A U.S. Holder’s receipt of subscription rights pursuant to the rights offering likely will not be taxable under U.S. federal income tax laws. The distribution of the subscription rights would be taxable under U.S. federal income tax laws if it were part of a “disproportionate distribution,” that is, if it were to have the effect of the receipt of cash or other property by some holders of our common stock and an increase in the proportionate interest of other holders of our common stock in our assets or earnings and profits. The following discussion assumes that U.S. Holders will not be subject to U.S. federal income tax upon the receipt of subscription rights pursuant to the Rights Offering.

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Tax Basis and Holding Period of Subscription Rights

A U.S. Holder’s tax basis in subscription rights received pursuant to the rights offering generally must be determined by allocating such U.S. Holder’s tax basis in his, her or its common stock between such common stock and the subscription rights based on their respective fair market values on the date of the rights distribution. If the fair market value of the subscription rights is less than 15% of the fair market value (on the date of distribution) of the common stock with respect to which the rights are distributed, however, the U.S. Holder’s tax basis in the subscription rights received pursuant to the Rights Offering will be zero, unless such U.S. Holder irrevocably elects (in his, her or its U.S. federal income tax return for the tax year in which the subscription rights are received) to allocate a portion of the tax basis of his, her or its common stock to such subscription rights as described in the preceding sentence. Tax basis may not be allocated to subscription rights which expire without having been exercised at the end of the subscription period. The holding period of subscription rights received pursuant to the rights offering will include the holding period of the common stock with respect to which the subscription rights were distributed.

Expiration of Subscription Rights

If a U.S. Holder does not exercise his, her or its subscription rights prior to the end of the subscription period and such U.S. Holder continues to hold the common stock with respect to which the subscription rights were distributed, such U.S. Holder will recognize no gain or loss and his, her or its tax basis in the common stock with respect to which the subscription rights were distributed will be equal to such U.S. Holder’s tax basis in such common stock before receipt of the subscription rights. If a U.S. Holder’s subscription rights expire without exercise after the U.S. Holder has disposed of the common stock with respect to which the subscription rights were distributed, such U.S. Holder likely would recognize a capital loss to the extent of the tax basis allocated to the expired subscription rights. Such capital loss would be short-term or long-term capital loss, depending on the U.S. Holder’s holding period with respect to the subscription rights, determined as described in “Tax Basis and Holding Period of Subscription Rights” above. Deductions for capital losses are subject to limitations under the Code.

Exercise of Subscription Rights; Tax Basis and Holding Period of Common Stock

A U.S. Holder will not recognize any gain or loss upon the exercise of subscription rights. A U.S. Holder’s initial tax basis in each share received upon the exercise of a subscription right will be equal to the sum of the subscription price paid plus the U.S. Holder’s tax basis, if any, in such subscription right, determined as described in “Tax Basis and Holding Period of Subscription Rights” above.

A U.S. Holder’s holding period for the common stock acquired upon the exercise of a subscription right will begin on the date of exercise.

If a U.S. Holder exercises a subscription right received in the rights offering after disposing of common stock at a loss, or if a U.S. Holder disposes of common stock at a loss soon after exercising a subscription right, the deductibility of such loss resulting from the sale of the common stock may be limited under the “wash sale” rules in Section 1091 of the Code. U.S. Holders should consult their tax advisors regarding the potential application of these rules.

Acquisition, Ownership and Disposition of Common Stock

U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and the potential application of U.S. information reporting requirements and backup withholding taxes.

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DESCRIPTION OF SECURITIES

The following description of our capital stock and certain provisions of our Second Restated Articles of Incorporation, as amended, the Charter, and our Second Restated Bylaws, the Bylaws, are summaries and are qualified by reference to our Charter and Bylaws. Copies of these documents are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We are currently authorized to issue 22,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share. As of October 11, 2022, we had 3,872,134 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of October 11, 2022, there were 70 holders of record of our common stock, which do not include shareholders that beneficially own shares held in street name by brokers or other nominees.

Dividend Rights

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by the Board out of funds legally available therefor.

Voting Rights

Under our Bylaws, holders of common stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter. The Board is classified into three classes if the number of directors is four or more, with said classes to be as equal in number as may be possible, and the directors are elected by a plurality vote.

Miscellaneous

Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of common stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the remaining assets, if any, of the Company. The outstanding shares of common stock are, and the shares of common stock to be offered hereby when issued will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock that the Company may authorize and issue in the future.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by The Nasdaq Capital Market.

These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Options and Other Stock-Based Rights

From time to time, we have issued and expect to continue to issue options and other stock-based rights, including restricted stock units, or RSUs, to various lenders, investors, advisors, consultants, employees, officers, and directors of our company. As of October 11, 2022 we had outstanding options to purchase an aggregate of 22,500 shares of our common stock, with a weighted average strike price of $1.70 per share, and an aggregate of 10,333 restricted stock units, under our equity compensation plans.

Charter and Bylaws

Our Charter and Bylaws contain provisions that may delay or prevent a change in control of our company or changes in our management, including provisions that:

•	authorize “blank check” preferred stock, which could be issued without shareholder approval and could have voting, liquidation, dividend, and other rights superior to our common stock;
•	create a classified Board whose members serve staggered three-year terms;
•	establish an advance notice procedure with regard to nominations of individuals for election to our Board;
•	provide that vacancies on our Board may be filled only by a majority of directors then in office, even though less than a quorum; and
•	require a two-thirds vote of the holders of our common stock to amend specified provisions of our Charter and Bylaws.

Each of the foregoing provisions will make it more difficult for our existing shareholders to replace our Board as well as for another party to obtain control of our company by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

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Oregon Business Combination Act

        We are subject to the Oregon Business Combination Act, which prohibits an Oregon corporation from engaging in any business combination with any interested shareholder for three years after the date the shareholder became an interested shareholder, with the following exceptions:

•	before the combination or transaction date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;
•	upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested shareholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or
•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or a special meeting of the shareholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested shareholder.

In general, the Oregon Business Combination Act defines “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested shareholder or any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation the transaction is not excepted as described above;
•	any sale, transfer, pledge or other disposition (in one transaction or a series) of 10% or more of the assets of the corporation involving the interested shareholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested shareholder; or
•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or any direct or indirect majority-owned subsidiary.

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In general, the Oregon Business Combination Act defines an “interested shareholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested shareholder status owned, 15% or more of the outstanding voting stock of the corporation.

Limitation of Liability and Indemnification

Oregon law authorizes an Oregon corporation to limit the personal liability of directors to the corporation, its shareholders, or its creditors for damages for certain actions or failures to act in their capacity as a director. We believe that such a provision is beneficial in attracting and retaining qualified directors, and accordingly, our Charter includes provisions limiting the liability of our directors to the fullest extent permitted by Oregon law. In addition, our Charter and Bylaws provide that we may indemnify our officers and directors to the fullest extent permitted by Oregon law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers, or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our Bylaws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our Bylaws would otherwise permit indemnification for that liability.

The above description of the indemnification provisions of our Charter and our Bylaws is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SMIT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC.

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PLAN OF DISTRIBUTION

On or about [●], 2022 we will distribute the Subscription Rights, Subscription Rights Statement and copies of this prospectus to the holders of our common stock on the Record Date. If your shares are held in the name of a broker, dealer, bank, or other nominee, then you should send your subscription documents, Notice of Guaranteed Delivery (if applicable) and subscription payment to that broker, dealer, bank, or other nominee. If you are the record holder, then you should send your Subscription Rights Statement, Notice of Guaranteed Delivery (if applicable) and payment of your Subscription Price to the Subscription Agent hand delivery, first class mail or courier service to:

By Overnight Courier:

Equity Stock Transfer LLC
Attn: Shareholder Services
237 West 37the St., Suite 602
New York, NY 10018

By USPS:

Equity Stock Transfer LLC
Attn: Shareholder Services
237 West 37the St., Suite 602
New York, NY 10018

See “The Rights Offering—Methods for Exercising Subscription Rights” beginning on page 28.

If you have any questions, you should contact the Information Agent, Equity Stock Transfer, at ([●])[●] (toll free) or ([●])[●] (international).

The Subscription Rights are non-transferrable and will not be listed or quoted for trading on the Nasdaq or any other stock exchange or market. Our common stock issuable upon exercise of the Subscription Rights are listed on the Nasdaq under the symbol “SMIT.”

We have agreed to pay the Subscription Agent and Information Agent customary fees plus certain expenses in connection with the Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Subscription Rights, and we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock underlying the Subscription Rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. Some of our employees may solicit responses from you as a holder of Subscription Rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the Rights Offering will be approximately $[●].

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LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Olshan Frome Wolosky LLP.

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EXPERTS

The consolidated financial statements of Schmitt Industries, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC, allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, filed with the SEC on October 13, 2022, as amended by a Form 10-K/A, filed with the SEC on October 13, 2022; and
•	Our Current Reports on Form 8-K filed with the SEC on June 7, 2022, June 16, 2022, July 20, 2022, July 25, 2022, September 20, 2022 and October 6, 2022.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210-1818, telephone number (503) 227-7908. You may also access the documents incorporated by reference in this prospectus through our website at https://www.schmittindustries.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act of 1933, as amended, a registration statement on Form S-1 with respect to the common stock by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be obtained from the SEC’s Internet site at www.sec.gov. The internet address of the Company is https://www.schmittindustries.com. Information contained on these websites is not a part of, and is not incorporated into, this prospectus, and the inclusion of these website addresses in this prospectus are inactive textual references only.

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, payable by the registrant in connection with the sale of its common stock being registered. All the amounts shown are estimates except the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$551
Subscription and Information Agent Expenses	$ [●]
Printing Expenses	$ [●]
Accounting Fees and Expenses	$ [●]
Legal Fees and Expenses	$ [●]
Miscellaneous	$ [●]
Total	$ [●]

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by our shareholders.

Item 14. Indemnification of Directors and Officers.

Indemnification

The Company’s Charter and Bylaws permit indemnification of the Company’s directors to the fullest extent permitted by the Oregon Business Corporation Act (the “Oregon Act”) in any threatened, pending or completed action, suit or proceeding where the director’s involvement arises from the fact that he or she is or was a director of the Company. The Oregon Act permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the corporation and its shareholders for monetary damages for conduct as directors, except that no provision may eliminate or limit a director’s liability for (a) breach of the director’s duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or repurchase of stock or (d) any transaction from which the director derived an improper personal benefit. The Company’s Bylaws also permit the Company, by action of the Board of Directors, to provide indemnification to and pay the expenses of officers, employees and agents of the Company.

The Company has obtained insurance protecting officers and directors against specified liabilities which they may incur in their capacities as officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

Exhibits and Financial Statement Schedules.

2.1	Asset Purchase Agreement, dated June 29, 2020, by and among Ample Hills Acquisition LLC, Ample Hills Holdings, Inc., Ample Hills Creamery, Inc., and the Ample Hills subsidiaries.
[Form 8-K filed on July 15, 2020, Exhibit 2.1]

3.1	Second Restated Articles of Incorporation of Schmitt Industries, Inc. [Form 10-K for the fiscal year ended May 31, 1998, Exhibit 3(i)]

3.2	Articles of Amendment to Articles of Incorporation of Schmitt Industries, Inc. [Form 8-K filed on July 2, 2019, Exhibit 3.1]

3.3	Articles of Amendment to Articles of Incorporation of Schmitt Industries, Inc. [Form 8-K filed on January 27, 2021, Exhibit 3.1]

3.4	Second Restated Bylaws of Schmitt Industries, Inc. [Form 10-K for the fiscal year ended May 31, 1998, Exhibit 3(ii)]

4.1	See exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining the rights of security holders.

5.1**	Opinion of Olshan Frome Wolosky LLP.

10.1	Schmitt Industries, Inc. 2014 Equity Incentive Plan. [Appendix A to Schedule 14A filed on August 26, 2014]

10.2	Asset Purchase Agreement and Stock Purchase Agreement dated October 9, 2019. [Form 8-K filed on October 11, 2019, Exhibit 1.01(A)]

10.3	Transition Services Agreement, dated November 22, 2019 between the Company and Tosei America, Inc. [Form 8-K filed on November 27, 2019, Exhibit 99.1]

10.4	Lease Agreement, dated November 22, 2019 between the Company and Tosei America, Inc. [Form 8-K filed on November 27, 2019, Exhibit 99.2]

10.5	Employment Agreement for Jamie Schmidt dated January 14, 2020. [Form 8-K filed on January 16, 2020, Exhibit 10.1]

10.6	Promissory Note, dated August 3, 2020. [Form 10-K for the fiscal year ended May 31, 2020, Exhibit 10.6]

10.7	Promissory Note, dated August 3, 2020. [Form 10-K for the fiscal year ended May 31, 2020, Exhibit 10.7]

10.8	Multi-Tenant Net Lease dated October 1, 2020 between Humboldt Street Collective, LLC and Schmitt Industries, Inc. [Form 10-Q for the fiscal quarter ended August 31, 2020, Exhibit 10.1]

10.9	Chief Executive Officer Agreement dated September 30, 2020 between Schmitt Industries, Inc. and Michael R. Zapata. [Form 10-Q for the fiscal quarter ended August 31, 2020, Exhibit 10.2]

10.10	Chief Financial Officer Agreement dated November 16, 2020 between Schmitt Industries, Inc. and Philip Bosco. [Form 10-Q for the fiscal quarter ended November 30, 2020, Exhibit 10.3]

10.11	Multi-Tenant Net Lease dated December 1, 2020 between Humboldt Street Collective, LLC and Schmitt Industries, Inc. [Form 10-Q for the fiscal quarter ended November 30, 2020, Exhibit 10.4]

10.12	Real Estate Purchase and Sale Agreement, dated October 14, 2021, between Schmitt Industries, Inc. and Sierra Auto Properties LLC. [Form 8-K filed on November 17, 2021, Exhibit 10.1]

10.13	Secured Grid Promissory Note, dated April 13, 2022, in favor of Sententia Capital Management LLC. [Form 10-Q for the fiscal quarter ended February 28, 2022, Exhibit 10.1]

10.14	Sales Agreement, dated May 20, 2022, between the Company and Roth Capital Partners, LLC. [Form 8-K filed May 20, 2022, Exhibit 10.1]

10.15	Real Estate Purchase and Sale Agreement, dated June 2, 2022, between Schmitt Industries, Inc. and Tofte Farms, LLC. [Form 8-K filed June 7, 2022, Exhibit 10.1]

21.1	Subsidiaries of Schmitt Industries, Inc. as of May 31, 2022. [Form 10-K filed October 12, 2022, Exhibit 21.1]

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Olshan Frome Wolosky LLP, (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages hereto).

99.1**	Form of Instructions as to Use of Subscription Rights Statements

99.2**	Form of Letter to Shareholders who are Record Holders

99.3**	Form of Letter to Brokers, Dealers, Banks and Other Nominees

99.4**	Form of Broker Letter to Clients who are Beneficial Holders

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99.5**	Form of Beneficial Owner Election Form

99.6**	Form of Nominee Holder Certification

99.7**	Form of Notice of Guaranteed Delivery

*	Filed herewith.
**	To be filed by amendment.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on October 12, 2022.

SCHMITT INDUSTRIES, INC.

By:	/s/ Michael R. Zapata
Michael R. Zapata,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Michael R. Zapata and Philip Bosco and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Zapata	President, Chief Executive Officer and Executive Chairman (Principal Executive Officer)	October 12, 2022
Michael R. Zapata

/s/ Philip Bosco	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 12, 2022
Philip Bosco

/s/ Charles Davidson	Director	October 12, 2022
Charles Davidson

/s/ Alexandre Zyngier	Director	October 12, 2022
Alexandre Zyngier

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